FOR FURTHER INFORMATION:
Financial Relations Board Leslie Loyet (312) 640-6672 lloyet@frbir.com	Specialty Underwriters’ Alliance, Inc. Scott Goodreau (888) 782-4672 sgoodreau@suainsurance.com

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 6, 2008

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. REPORTS
2007 FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO – March 6, 2008 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today announced financial results for the quarter and year ended December 31, 2007.

2007 Annual Highlights

•	Earnings per share of $0.82 for the year ended 2007, up approximately 50% versus $0.55 for the prior year;

•	Total 2007 revenues of $162.0 million compared to $117.3 million in 2006;

•	Gross written premiums of $160.4 million in 2007 compared to $153.2 million in 2006;

•	Net income of $12.6 million in 2007 versus $8.4 million in 2006.

Fourth Quarter Highlights

•	Earnings per share of $0.20 compared to $0.18 for the fourth quarter 2006;

•	Fourth quarter 2007 revenues of $42.0 million versus $32.6 million for the comparable quarter 2006;

•	Gross written premiums of $43.3 million versus $46.0 million for the comparable quarter 2006;

•	Net income of $3.2 million versus $2.9 million for the comparable quarter 2006.

Courtney Smith, president and chief executive officer, stated “Our workers’ compensation and commercial auto lines production were in line with expectations. While the effects of a softening market can be seen in the contraction in our general liability business in the fourth quarter, we have made great strides in continuing to improve our top line, including the signing of three additional Partner Agents, adding two customer programs, partnering with an “A” rated company for our public entity customers and expanding our geographic coverage. We are pleased to announce that today we have signed Northern Star Management, Inc., our ninth Partner Agent, to write commercial general liability and commercial automobile coverage for select classes of trucking in six states of the Mid-Atlantic region. This agent has ten years of transportation insurance expertise and represents a great opportunity to expand our transportation book of business.”

Financial Results
Gross written premiums were $43.3 million for the three months ended December 31, 2007, versus $46.0 million in the fourth quarter of 2006. For the year ended December 31, 2007, gross written premiums were $160.4 million versus $153.2 million for the same period in 2006. Earned premiums were $39.5 million for the fourth quarter of 2007 compared to $30.7 million in the fourth quarter of 2006. In 2007, earned premiums were $152.5 million versus $110.9 million in the prior year.

Total expenses for the three months ended December 31, 2007 were $38.8 million, consisting of loss and loss adjustment expenses of $23.9 million, acquisition expenses of $9.2 million and other operating expenses of $5.7 million. Total expenses for the three months ended December 31, 2006 were $29.7 million. Total expenses consisted of loss and loss adjustment expense of $16.0 million, acquisition expenses of $8.3 million and other operating expenses of $5.4 million.

Total expenses for the year ended December 31, 2007 were $149.2 million, consisting of loss and loss adjustment expenses of $90.0 million, acquisition expenses of $36.6 million and other operating expenses of $22.6 million. Total expenses for the year ended December 31, 2006 were $108.6 million. Total expenses consisted of loss and loss adjustment expense of $62.7 million, acquisition expenses of $26.0 million and other operating expenses of $19.9 million.

For the fourth quarter of 2007, net loss and loss adjustment expense ratio was 60.5 percent, an increase of 8.5 percent versus the comparable quarter in 2006. For the year ended December 31, 2007, net loss and loss adjustment expense ratio was 59.0 percent, an increase of 3.5 percent versus the comparable period in 2006. These increases were primarily driven by an increase in large losses associated with our commercial automobile business partially offset by current and prior year period favorable loss development in workers’ compensation, general liability and other lines.

Net investment income for the three months ended December 31, 2007 was $2.5 million, compared to $1.9 million for the prior year period. Net investment income for the year ended December 31, 2007 was $9.5 million, compared to $6.1 million for the prior year period. Total revenues were $42.0 million for the fourth quarter of 2007, an increase of 29 percent from $32.6 million for the comparable period in 2006. Total revenues for the year ended December 31, 2007 were $162.0 million versus $117.3 million for the year ended December 31, 2006.

Net income for the three months ended December 31, 2007 was $3.2 million compared to $2.9 million for the same comparable period in 2006. Net income for the year ended December 31, 2007 was $12.6 million, an increase of 50 percent from $8.4 million for the comparable period in 2006. Earnings per share for the three months ended December 31, 2007 was $0.20, compared to $0.18 for the same period in 2006. Earnings per share for the year ended December 31, 2007 was $0.82, versus $0.55 for the prior year.

Financial Condition
As of December 31, 2007, the company reported investments of $229.4 million, total assets of $422.5 million, total liabilities of $291.4 million and shareholders’ equity of $131.1 million. Within total investments, the company held $4.5 million in fair value, or $5.0 million in book value, of securities with sub-prime exposure, all of which were rated “A” or better by established rating agencies. Book value per share as of December 31, 2007 was $8.42 and tangible book value per share was $7.73. As of December 31, 2006, the company reported investments of $164.1 million, total assets of $363.3 million, total liabilities of $249.3 million and shareholders’ equity of $114.0 million. Book value per share as of December 31, 2006 was $7.42 and tangible book value per share was $6.72.

Smith concluded, “We accomplished a great deal last year while maintaining solid loss ratios and our strict standards for underwriting and claims. We kept our level of employees at approximately one hundred and implemented a highly scalable state-of-the-art technology platform. We have also implemented a centralized data warehouse that provides a repository for claims, underwriting, finance and actuarial information for analyses of our businesses. In the coming year we intend to expand our existing programs with additional states and class codes, as well as develop new programs with existing and new Partner Agents. We will continue to focus on underwriting, claims management, and cost control.”

Conference Call Details
SUAI will host a conference call on Friday, March 7, 2008 at 11:00 a.m. Eastern Time to discuss fourth quarter and full year results. Interested parties may access a live webcast by going to the “Investor Relations” page of SUAI’s website at www.suainsurance.com or by calling 888-713-4211.

A replay of the call will be available by dialing 888-286-8010, passcode 69199716 through March 14, 2008. A replay of the call will also remain on the company’s website for 90 days following the event.

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Financial Tables Follow...

Summary Financial Data
(in millions, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Results of operations
Gross written premiums	$43.3	$46.0	$160.4	$153.2
Net written premiums	40.7	43.4	149.4	142.1
Earned premiums	$39.5	$30.7	$152.5	$110.9
Net investment income	2.6	1.9	9.5	6.1
Net realized gains (losses)	(0.1)	—	—	0.3

Total revenues	$42.0	$32.6	$162.0	$117.3

Loss and loss adjustment expenses	23.9	16.0	90.0	62.7
Acquisition expenses	9.2	8.3	36.6	26.0
Other operating expenses	5.7	5.4	22.6	19.9

Total expenses	$38.8	$29.7	$149.2	$108.6

Pre-tax income	3.2	3.0	12.8	8.7
Federal income tax (expense)	—	(.1)	(0.2)	(0.3)

Net income (loss)	$3.2	$2.9	$12.6	$8.4

Key ratios
Net loss and loss adjustment expense ratio	60.5%	52.1%	59.0%	56.5%
Ratio of acquisition expenses to earned premiums	22.8%	27.0%	24.0%	23.4%
Ratio of all other expenses to gross written premiums	13.6%	11.7%	14.1%	13.0%
Net income (loss) per share
Basic and diluted	$0.20	$0.18	$0.82	$0.55
Weighted average common shares outstanding (basic and diluted)	15.4	15.4	15.4	15.4

Summary Financial Data
(in millions, except per share data)
		As of
		December 31,
	As of
Assets	December 31, 2007	2006
Investments	$229.4	$164.1
Cash	1.0	2.4
Insurance premiums receivable	68.9	68.3
Reinsurance recoverable on unpaid loss and loss adjustment expenses*	77.2	81.0
Prepaid reinsurance premiums	0.6	3.6
Investment income accrued	1.9	1.6
Equipment and capitalized software at cost (less accumulated depreciation of $8.9 and $3.9)	12.8	8.6
Intangible assets	10.7	10.7
Deferred acquisition costs	17.5	19.8
Other assets	2.5	3.2

Total assets	$422.5	$363.3

Liabilities
Loss and loss adjustment expense reserves*	$184.7	$141.2
Unearned insurance premiums	86.7	89.8
Insured deposit funds	12.5	10.4
Accounts payable and other liabilities	7.5	7.9

Total liabilities	291.4	249.3

Shareholders’ equity
Common stock at $.01 par value per share – authorized 30.0 shares; issued and outstanding 14.7 shares and 14.7 shares	0.1	0.1
Class B common stock at $.01 par value per share – authorized 2.0 shares; issued and outstanding 0.9 shares and 0.7 shares	0.0	0.0
Paid in capital – common stock	129.4	128.4
Paid in capital – Class B common stock	6.1	4.8
Accumulated deficit	(5.7)	(18.3)
Accumulated other comprehensive income (loss)	1.2	(1.0)

Total stockholders’ equity	131.1	114.0

Total liabilities and stockholders’ equity	$422.5	$363.3

Book value data
Weighted average shares outstanding	15.4	15.2
Book value per share	$8.42	$7.42
Tangible book value per share	$7.73	$6.72

• Includes $63.5 million and $71.6 million as of December 31, 2007 and December 31, 2006 of direct gross loss and loss adjustment expense reserves of Potomac Insurance Company of Illinois, which reinsured all of its direct liabilities to OneBeacon Insurance Company and is reflected on SUA’s balance sheet as a reinsurance recoverable.

Gross Written Premium Data
(in millions, except percentages)

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
AEON Insurance Group, Inc.	$6.0	13.8%	$6.1	13.3%
American Team Managers	6.2	14.3%	8.1	17.6%
Appalachian Underwriters, Inc.	1.0	2.3%	6.0	13.0%
Flying Eagle Insurance Services, Inc.	0.5	1.2%	—	—%
Insential, Inc.	0.4	0.9%	0.5	1.1%
Risk Transfer Holdings, Inc.	29.0	67.0%	25.3	55.0%
Specialty Risk Solutions, LLC	0.1	0.2%	—	—%
Other	0.1	0.2%	—	—%

Total	$43.3	100.0%	$46.0	100.0%

	Year Ended		Year Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
AEON Insurance Group, Inc.	$25.7	16.0%	$21.8	14.2%
American Team Managers	33.5	20.9%	31.7	20.7%
Appalachian Underwriters, Inc.	13.9	8.7%	14.5	9.5%
Flying Eagle Insurance Services, Inc.	2.8	1.7%	—	0.0%
Insential, Inc.	1.7	1.1%	1.5	1.0%
Risk Transfer Holdings, Inc.	78.6	49.0%	81.4	53.1%
Specialty Risk Solutions, LLC	3.1	1.9%	2.0	1.3%
Involuntary risk	1.1	0.7%	0.3	0.2%

Total	$160.4	100.0%	$153.2	100.0%

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California	$11.1	25.6%	$11.6	25.2%
Florida	18.8	43.4%	19.1	41.5%
Texas	4.5	10.4%	4.2	9.1%
Other States	8.9	20.6%	11.1	24.2%

Total	$43.3	100.0%	$46.0	100.0%

	Year Ended		Year Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California	$44.1	27.5%	$47.4	30.9%
Florida	53.9	33.6%	58.5	38.2%
Texas	16.7	10.4%	12.4	8.1%
Other States	45.7	28.5%	34.9	22.8%

Total	$160.4	100.0%	$153.2	100.0%

	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$31.8	73.4%	$27.3	59.4%
General liability	4.4	10.2%	10.4	22.6%
Commercial automobile	6.1	14.1%	7.6	16.5%
All other	1.0	2.3%	0.7	1.5%

Total	$43.3	100.0%	$46.0	100.0%

	Year Ended		Year Ended
	December 31, 2007		December 31, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$92.0	57.4%	$89.3	58.3%
General liability	32.5	20.2%	35.8	23.4%
Commercial automobile	31.9	19.9%	25.5	16.6%
All other	4.0	2.5%	2.6	1.7%

Total	$160.4	100.0%	$153.2	100.0%

To learn more about Specialty Underwriters’ Alliance Inc., please visit www.suainsurance.com.